CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We consent to the reference to our firm in the Registration
Statement, (Form N-1A), and related Statement of Additional Information of New York Venture Fund, Inc., and to the inclusion of our report dated August 31, 1995, to the Shareholders and Board of Directors of New York Venture Fund, Inc.







                                               /s/ TAIT, WELLER & BAKER
                                               ------------------------
                                               TAIT, WELLER & BAKER


Philadelphia, Pennsylvania
September 27, 1995